Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113479) and in the related Prospectus, of our report, dated March 24, 2007, relating to the consolidated financial statements of Potomac Bancshares, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 24, 2007

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